UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Xenia Hotels & Resorts, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 24, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Xenia Hotels & Resorts, Inc. to be held at the Alexis & Jim Pugh Theater at the Dr. Phillips Center for the Performing Arts located at 445 S. Magnolia Avenue, Orlando, Florida 32801, on Thursday, June 4, 2015, at 10:00 a.m., local time.

At the Annual Meeting you will be asked to (a) elect eight directors to our board of directors, (b) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and (c) transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may submit your proxy or voting instructions via the Internet or by telephone, which will ensure your shares are represented at the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form. If you do attend the Annual Meeting, you may revoke your proxy should you wish to vote in person.

We thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Jeffrey H. Donahue Chairman of the Board	Marcel Verbaas President and Chief Executive Officer

XENIA HOTELS & RESORTS, INC.

200 S. Orange Avenue, Suite 1200

Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Xenia Hotels & Resorts, Inc., a Maryland corporation (“Xenia”), will be held at the Alexis & Jim Pugh Theater at the Dr. Phillips Center for the Performing Arts located at 445 S. Magnolia Avenue, Orlando, Florida 32801, on Thursday, June 4, 2015, at 10:00 a.m., local time, for the following purposes:

1.	To consider and vote upon the election of eight directors that will each hold office until the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualifies;

2.	To consider and vote upon the ratification of the appointment of KPMG LLP as Xenia’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.	To transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 10, 2015, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

In seeking to conserve natural resources and reduce costs, we are primarily furnishing proxy materials to our stockholders electronically as permitted by the U.S. Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials free of charge over the Internet.

By Order of the Board of Directors

Taylor C. Kessel

Corporate Secretary

Orlando, Florida

April 24, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2014 are available free of charge at www.proxyvote.com.

The Board of Directors urges you to vote in person at the Annual Meeting or to authorize proxies to vote your shares by telephone or via the Internet prior to the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form.

XENIA HOTELS & RESORTS, INC.

200 S. Orange Avenue, Suite 1200

Orlando, Florida 32801

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2015

The board of directors of Xenia Hotels & Resorts, Inc., a Maryland corporation (referred to herein as “Xenia,” “we,” “us” or the “Company”), solicits your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 4, 2015, beginning 10:00 a.m., local time, at the Alexis & Jim Pugh Theater at the Dr. Phillips Center for the Performing Arts located at 445 S. Magnolia Avenue, Orlando, Florida 32801, and at any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), we are primarily furnishing proxy materials to our stockholders via the Internet, rather than mailing paper copies of the materials. Internet distribution of the proxy materials is designed to expedite receipt by stockholders, lower costs and reduce the environmental impact of the Annual Meeting.

This proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2014, are available free of charge at www.proxyvote.com.

Beginning on or about April 24, 2015, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders as of the close of business on April 10, 2015, which contained instructions on how to access and review proxy materials, including our proxy statement and our Annual Report for the fiscal year ended December 31, 2014, and how to submit proxies or voting instructions via the Internet. On or about April 24, 2015, we also began mailing a full set of proxy materials to certain stockholders who previously requested a paper copy of the proxy materials.

ARTICLE I: PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

A.

The board of directors of Xenia is delivering or providing access to proxy materials to its stockholders in connection with its solicitation of proxies to vote at the Annual Meeting and at any adjournment or postponement thereof.

The SEC has adopted rules permitting the electronic delivery of proxy materials. In accordance with those rules, we have elected to provide access to our proxy materials, which include the Notice of Annual Meeting of Stockholders, the proxy statement and our Annual Report for the fiscal year ended December 31, 2014, at www.proxyvote.com. We sent the Notice to our stockholders of record and beneficial owners as of the close of business on April 10, 2015, directing them to a website where they can access the proxy materials and view instructions on how to authorize proxies to vote their shares over the Internet or by telephone. Stockholders who previously indicated a preference for paper copies of our proxy materials received paper copies. If you received a Notice but would like to request paper copies of our proxy materials going forward, you may still do so by following the instructions described in the Notice.

Choosing to receive your proxy materials over the Internet will help conserve natural resources and reduce the costs associated with the printing and mailing of the proxy materials to you. Unless you affirmatively elect to receive paper copies of our proxy materials in the future by following the instructions included in the Notice, you will continue to receive a Notice directing you to a website for electronic access to our proxy materials.

2.	Q:	When and where is the Annual Meeting?

	A:	The Annual Meeting will be held at the Alexis & Jim Pugh Theater at the Dr. Phillips Center for the Performing Arts located at 445 S. Magnolia Avenue, Orlando, Florida 32801, on Thursday, June 4, 2015, at 10:00 a.m., local time.

3.	Q:	What is the purpose of the Annual Meeting?

	A:	At our Annual Meeting, stockholders will act upon the matters outlined in this proxy statement and in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of directors, the ratification of KPMG LLP as our independent registered public accounting firm and such other matters as may properly come before the meeting or any adjournment or postponement thereof.

4.	Q:	How can I attend the Annual Meeting?

A:

Only stockholders of record as of the close of business on April 10, 2015, the record date, or their duly authorized proxies, will be entitled to attend the Annual Meeting. To gain admittance, you must present valid photo identification (such as a valid driver’s license or passport).

If you are a beneficial owner of shares of Xenia common stock and your shares are held in a brokerage account or by another nominee as further described in Question 6 below, you will be admitted to the Annual Meeting only if you present proof of your ownership of our common stock as of the close of business on April 10, 2015, such as a bank or brokerage account statement. In order to vote at the Annual Meeting, however, you will need to obtain a legal proxy from your broker or other nominee, as further described in Question 7 below.

If you are a representative of a corporate or institutional stockholder, you must present valid photo identification, along with proof that you are a representative of such stockholder.

For directions to the meeting location, please contact Taylor Dechen at 407-982-4159.

No cameras, recording devices, other electronic devices or large packages will be permitted at the Annual Meeting. Photographs and videos taken at the Annual Meeting by or at the request of Xenia may be used by Xenia, and by attending the Annual Meeting, you waive any claim or rights with respect to those photographs and their use.

5.	Q:	What should I do if I receive more than one Notice or set of proxy materials?

	A:	You may receive more than one Notice or set of proxy materials. For example, if you hold your shares in more than one brokerage account, or if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice or set of proxy materials. Please be sure to submit your proxy or voting instructions for each account in which you hold shares.

6.	Q:	What is the difference between holding shares as a record holder versus a beneficial owner?

	A:	Many Xenia stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders:  If your shares are registered directly in your name with our transfer agent, DST Systems, Inc., you are considered, with respect to those shares, the stockholder of record or record holder. As the stockholder of record as of the record date, you have the right to grant your voting proxy directly to Xenia or to vote in person at the Annual Meeting.

Beneficial Owners:  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice (or in some cases as described above, a full set of proxy materials) is being forwarded to you automatically, along with instructions from your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or other nominee has provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of directors is considered a “non-discretionary” item, while the ratification of the appointment of our independent registered public accounting firm is considered a “discretionary” item. For “non-discretionary” items for which you do not give your broker instructions, the shares will be treated as broker non-votes. See Question 10 below for more information about broker non-votes.

7.	Q:	Who can vote and how do I vote?

A:

Only stockholders of record as of the close of business on April 10, 2015, the record date, will be entitled to notice of and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please authorize a proxy to vote your shares as soon as possible, even if you plan to attend the Annual Meeting in person.

You may submit your proxy or voting instructions via the Internet or by telephone, which will ensure your shares are represented at the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form. If you do attend the Annual Meeting, you may revoke your proxy should you wish to vote in person. Your attendance at the Annual Meeting is not sufficient in and of itself to vote, or revoke your proxy.

Beneficial owners may authorize a proxy by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will provide instructions for doing so. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must present a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

For further instructions on voting, see the Notice. If you authorize a proxy by telephone, via the Internet or by returning your proxy card/voting instructions, the shares represented by the proxy will be voted in accordance with your instructions. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting.

8.	Q:	What are my voting choices, and how many votes are required for approval or election?

A:

In the vote on the election of director nominees identified in this proxy statement to serve until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualifies, stockholders may (1) vote in favor of all nominees or specific nominees or (2) withhold authority to vote for all nominees or specific nominees. A plurality of all the votes cast at the Annual Meeting shall be sufficient to elect each director. The board of directors unanimously recommends a vote FOR each of the nominees.

In the vote on the ratification of the appointment of KPMG LLP as Xenia’s independent registered public accounting firm for fiscal year 2015, stockholders may (1) vote in favor of the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015 will require the affirmative vote of a majority of the votes cast at the Annual Meeting; however, stockholder ratification is not required to authorize the appointment of KPMG LLP as our independent registered public accounting firm. The board of directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.

9.	Q:	What is the effect of an “abstain” vote on the proposals to be voted on at the Annual Meeting?

	A:	An “abstain” vote with respect to any proposal is considered present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors or the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015, but will be considered present for the purpose of determining the presence of a quorum.

10.	Q:	What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

	A:	A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange (“NYSE”). The election of directors is considered a “non-discretionary” item, so if you do not give your broker instructions, the shares will be treated as broker non-votes. The ratification of appointment of our independent registered public accounting firm is a “discretionary” or routine item under NYSE rules. As a result, the shares will not be treated as broker non-votes and brokers who do not receive instructions as to how to vote on this matter generally may vote on this matter in their discretion.

A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter. Because the election of directors requires a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present, broker non-votes will not have any effect on the election of directors.

11.	Q:	Who counts the votes?

	A:	Broadridge Financial Solutions, Inc., will count the votes. The board of directors has appointed Broadridge Financial Solutions, Inc., or an authorized third party engaged by Broadridge Financial Solutions, Inc., to serve as the inspector of elections.

12.	Q:	Revocation of proxy: May I change my vote after I return my proxy?

A:

Yes, you may revoke your proxy if you are a record holder by filing written notice of revocation with Xenia’s corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 1200, Orlando, Florida 32801 or by voting in person at the Annual Meeting.

If your shares are held in street name through a broker, bank, or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

13.	Q:	What if I submit a proxy but do not specify a choice for a matter?

	A:	Unless you indicate otherwise, the persons named as proxies will vote your shares FOR all of the nominees for director named in this proxy statement and FOR the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2015.

14.	Q:	What constitutes a quorum?

	A:	Presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum is present.

15.	Q:	Where can I find the voting results of the Annual Meeting?

	A:	We will publish final results on a Current Report on Form 8-K within four business days after the Annual Meeting.

16.	Q:	Who will pay the costs of soliciting these proxies?

	A:	We will bear the entire cost of solicitation of proxies, including preparation of, and any assembly, printing and mailing of, the Notice, this proxy statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Xenia common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Xenia common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

We have hired Georgeson Inc. to assist in the solicitation of proxies at a base fee of $6,500, plus additional amounts, which will vary depending upon the extent of services actually performed by Georgeson, plus reimbursement for reasonable out-of-pocket expenses.

17.	Q:	What happens if additional matters are presented at the Annual Meeting?

	A:	Other than the two proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Marcel Verbaas and Andrew Welch, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If any of our nominees for director are unavailable, or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

18.	Q:	How many shares of common stock are outstanding? How many votes do I have?

	A:	As of April 10, 2015, the record date for the Annual Meeting, there were 111,664,640 shares of our common stock outstanding and entitled to vote. Each stockholder will be entitled to one vote for each share of Xenia common stock held as of the record date.

19.	Q:	What is the impact of the spin-off of Xenia from InvenTrust Properties Corp. on the vote?

	A:	On February 3, 2015, Xenia was spun-off from InvenTrust Properties Corp. (“InvenTrust Properties”), our former parent, through a taxable pro-rata distribution by InvenTrust Properties of 95% of our outstanding common stock to holders of record of InvenTrust Properties’ common stock as of the close of business on January 20, 2015 (the “Distribution”). Each holder of record of InvenTrust Properties’ common stock received one share of our common stock for every eight shares of InvenTrust Properties’ common stock held at the close of business on the record date for the Distribution. Following the Distribution, the Company became a stand-alone, publicly-traded company, and on February 4, 2015, our common stock began trading on the NYSE under the ticker symbol “XHR.” Our separation from InvenTrust Properties, the Distribution and our subsequent listing on the NYSE are sometimes collectively referred to herein as the “Spin-Off”. InvenTrust Properties continues to hold 5,669,893 shares, or 5.08% of our common stock as of April 10, 2015, and it may vote those shares in its discretion. InvenTrust Properties was named Inland American Real Estate Trust, Inc. at the time of the Spin-Off. Inland American Real Estate Trust, Inc. changed its name to InvenTrust Properties Corp. effective April 16, 2015.

20.	Q:	What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating to our 2016 annual meeting of stockholders and identified in our form of proxy relating to the 2016 annual meeting?

	A:	December 26, 2015 is the deadline for stockholders to submit proposals to be included in our proxy statement and identified in our form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 1200, Orlando, Florida 32801. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

21.	Q:	What is the deadline under our bylaws for stockholders to nominate persons for election to the board of directors or propose other matters to be considered at our 2016 annual meeting of stockholders?

	A:	Stockholders who wish to nominate persons for election to our board of directors or propose other matters to be considered at our 2016 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws, no earlier than November 26, 2015 and no later than 5:00 p.m., Eastern Time, on December 26, 2015. Stockholders are advised to review our bylaws, which were incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2014, and which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 1200, Orlando, Florida 32801. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements.

22.	Q:	How do I submit a potential director nominee for consideration by the board of directors for nomination?

	A:	You may submit names of potential director nominees for consideration by the board of directors’ nominating and corporate governance committee for nomination by our board of directors at the 2016 annual meeting of stockholders. Your submission should be mailed to our corporate secretary at our principal executive offices at 200 S. Orange Avenue, Suite 1200, Orlando, Florida 32801. The section titled “Nominating and Corporate Governance Committee” below provides information on the nomination process used by our nominating and corporate governance committee and our board of directors. The deadline has passed to submit a potential director nominee to be considered for nomination by our board of directors at the 2015 Annual Meeting. The deadline to submit a potential director nominee for consideration by our board of directors for nomination at the 2016 annual meeting of stockholders is December 1, 2015.

ARTICLE II: CORPORATE GOVERNANCE

PROPOSAL 1 — ELECTION OF DIRECTORS

Xenia’s charter and bylaws provide that the board of directors may establish, increase or decrease the number of directors, but the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law (“MGCL”) nor more than fifteen. At present, the number of members of the board of directors is fixed at eight.

In accordance with the recommendation of the nominating and corporate governance committee, the board of directors has unanimously nominated Jeffrey H. Donahue, John H. Alschuler, Keith E. Bass, Thomas M. Gartland, Beverly K. Goulet, Mary E. McCormick, Dennis D. Oklak and Marcel Verbaas, to stand for re-election to the board of directors. Each of the foregoing has been nominated to hold office until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualify. Unless otherwise instructed by the stockholder, the proxy holders will vote the shares represented by such proxy for the election of the nominees named in this proxy statement.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, the board of directors may designate a substitute nominee or substitute nominees (in which event proxy holders will vote for the election of such substitute nominee or nominees). Alternatively, the board of directors may reduce the size of the board of directors or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are identified by the board of directors.

The board of directors unanimously recommends that the stockholders vote “FOR” each of Jeffrey H. Donahue, John H. Alschuler, Keith E. Bass, Thomas M. Gartland, Beverly K. Goulet, Mary E. McCormick, Dennis D. Oklak and Marcel Verbaas as directors to serve and hold office until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualify.

OUR BOARD OF DIRECTORS

Set forth below is information regarding the business experience of each of our directors that has been furnished to us by the respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes or skills that led the board of directors to conclude that the director is qualified and should serve as a director of Xenia.

Directors Standing for Re-Election

Jeffrey H. Donahue (age 69) has been a member of our board of directors since February 3, 2015, and serves as Chairman of our board of directors. Mr. Donahue has served as Independent Lead Director of Health Care REIT, Inc. since March 2014, as Chairman since April 2014, and has served as a Director of Health Care REIT, Inc. since 1997. Mr. Donahue was the President and Chief Executive Officer of Enterprise Community Investment, Inc., a provider of affordable housing, from January 2003 to April 2009, and was Executive Vice President and Chief Financial Officer of The Rouse Company, a real estate development and operations company, from December 1998 to September 2002. Since 2010, Mr. Donahue has served as a Director of Bentall Kennedy, an institutional real estate investment advisor, and as a Director of the National Development Company, a commercial development and property company. Mr. Donahue has also previously served on the board of T. Rowe Price Savings Bank from 2010 to 2013 and the boards of four T. Rowe Price mutual funds, as well as numerous charitable boards. He holds a Bachelor’s degree from Cornell University and an MBA from the University of Pennsylvania’s Wharton School. Mr. Donahue was commissioned as a naval officer at the Officer Candidate School in Newport, Rhode Island and later served for two years on the USS Enterprise.

Mr. Donahue contributes extensive knowledge of the real estate industry and financial expertise to our board of directors. The board of directors also values Mr. Donahue’s experience on various private and not-for profit company boards of directors, as well as his experience as a public company director.

John H. Alschuler (age 67) has been a member of our board of directors since February 3, 2015. Mr. Alschuler serves as Lead Independent Director and Chair of the Compensation Committee of SL Green Realty Corporation, an office property REIT focused on Manhattan real estate, where he has served as a Director since 1997. Mr. Alschuler is the Chairman of HR&A Advisors Inc., a real estate, economic development and resiliency consulting firm. Mr. Alschuler served as Board Chair and is currently Emeritus Chair of Friends of the High Line Inc. He is also an Adjunct Associate Professor at Columbia University, teaching real estate development at the Graduate School of Architecture, Planning & Preservation and a Board Member of Center for an Urban Future. Mr. Alschuler received a Bachelor’s degree from Wesleyan University and an EdD degree from the University of Massachusetts at Amherst.

Mr. Alschuler brings to our board of directors extensive knowledge of commercial real estate and an expertise in intergovernmental relations. The board of directors also values Mr. Aslchuler’s experience as a public company director.

Keith E. Bass (age 50) has been a member of our board of directors since February 3, 2015. Mr. Bass has served as President and Chief Executive Officer of WCI Communities, Inc., a lifestyle community developer and luxury homebuilder of single-and multi-family homes in Florida, since December 2012 and as a member of its board of directors since March 2012. From 2011 to November 2012, Mr. Bass was President of Pinnacle Land Advisors. From 2003 to 2011, Mr. Bass was an executive with The Ryland Group, and most recently, from 2008 to 2011, served as Senior Vice President of The Ryland Group and President of the South U.S. Region. From 2003 to 2008, Mr. Bass held the various titles at The Ryland Group of SE U.S. Region President, Orlando Division President and Vice President, Land Resources—SE U.S. Region. Prior to Ryland, Mr. Bass was President of the Florida Region of Taylor Woodrow from 1997 to 2003. He received a Bachelor’s degree from North Carolina Wesleyan College.

Mr. Bass brings to the board of directors significant executive management experience, including his extensive experience in the real estate industry. The board of directors also values Mr. Bass’s experience as a chief executive officer and a public company director.

Thomas M. Gartland (age 57) has been a member of our board of directors since February 3, 2015. Mr. Gartland was President, North America for Avis Budget Group, a provider of vehicle rental services, from October 2011 until December 31, 2014. Mr. Gartland served as Executive Vice President of Sales, Marketing & Customer Care at Avis Budget Group, Inc. from April 2008 through October 2011, worked at JohnsonDiversey, Inc.’s North American Region from 1994 to 2008, serving as President from 2002 to 2008, and worked at Ecolab, Inc. from 1980 to 1994, most recently serving as Vice President and Director of National Accounts. He received a Bachelor’s degree in Business Administration/Marketing from the University of St. Thomas in St. Paul, Minnesota.

Mr. Gartland brings to our board of directors a strong background in sales and significant senior executive and operations experience at major, multi-national companies, including a major company in the travel industry.

Beverly K. Goulet (age 60) has been a member of our board of directors since February 3, 2015. Ms. Goulet has served as Senior Vice President and Chief Integration Officer of American Airlines Group Inc. since 2013. Ms. Goulet served as Chief Restructuring Officer of American Airlines from 2011 to 2013, and as Vice President—Corporate Development and Treasurer from 2002 to 2013. Prior to joining American Airlines, Ms. Goulet practiced corporate and securities law for 13 years. She received a Bachelor’s degree and a Juris Doctor from the University of Michigan.

Ms. Goulet brings to the board of directors significant executive management and financial experience at a major company in the travel industry. The board of directors also values Ms. Goulet’s legal experience.

Mary E. McCormick (age 57) has been a member of our board of directors since February 3, 2015. Since 2010, Ms. McCormick has been a Senior Advisor with Almanac Realty Investors, LLC. She served the Ohio Public Employees Retirement System from 1989 through 2005, where most recently she was responsible for directing the $64 billion fund’s real estate investments. Ms. McCormick has held a number of leadership positions for a variety of national and regional real estate associations, including Chair of the Pension Real Estate Association. Ms. McCormick has served as a Director of EastGroup Properties, an industrial REIT, since 2005, as a director of Broadstone Net Lease, a private REIT, since 2013, and as a Director of Mid America Apartment Communities from 2006 to 2010. Ms. McCormick is a member of the Urban Land Institute and has a Bachelor’s degree and an MBA from The Ohio State University.

Ms. McCormick contributes to our board of directors through her extensive experience in real estate, capital markets, and board governance. The board of directors values her leadership and public company director experience.

Dennis D. Oklak (age 61) has been a member of our board of directors since February 3, 2015. Mr. Oklak has been at Duke Realty Corporation, a REIT focused on industrial and office properties, since 1986 and has served as Chief Executive Officer and Director there since April 2004, after holding various senior executive positions. Mr. Oklak has served as Chairman of the Board of Directors of Duke Realty Corporation since 2005, and is currently on its Executive Committee. Mr. Oklak serves on the Board of Trustees of the Urban Land Institute and the Executive Board of the National Association of Real Estate Investment Trusts, and is a member of The Real Estate Roundtable. Mr. Oklak serves on the Board of Directors of the Central Indiana Corporate Partnership, the Board of Trustees of the Crossroads of America Counsel of the Boy Scouts of America Foundation and the Dean’s Advisory Board for Ball State University’s Miller College of Business. From 2003 to 2009, Mr. Oklak was a member of the Board of Directors of Monaco Coach Corporation, a recreational vehicle manufacturer. He holds a Bachelor’s degree from Ball State University.

Mr. Oklak contributes to the board of directors real estate industry, consulting, operations, development and executive leadership expertise, as well as finance, accounting and auditing expertise from his nine years as an accountant at Deloitte & Touche LLP prior to joining Duke Realty. The board of directors also values his experience as a chief executive officer and a public company director.

Marcel Verbaas (age 45) is our President and Chief Executive Officer and has been a member of our board of directors since August 2014. Mr. Verbaas also served as President and Chief Executive Officer of Inland American Lodging Advisor, Inc. and other lodging-focused affiliates of the Inland Real Estate Group of Companies, InvenTrust Properties’ former advisor from 2007 until March 2014. From December 2004 to the successful sale of the company in April 2007, Mr. Verbaas was Senior Vice President and Chief Investment Officer for CNL Hotels & Resorts, Inc., a real estate investment trust. In that capacity, he was responsible for the company’s investment activities, acquisitions and dispositions. Mr. Verbaas served as Senior Vice President and Chief Investment Officer for CNL Retirement Corporation from June 2003 to December 2004, during which time he oversaw more than $2.5 billion in acquisitions in the seniors housing and medical office segments. From 2000 to 2003, Mr. Verbaas held the positions of Vice President of Real Estate Finance and Senior Vice President of Project Finance with CNL Hospitality Corporation, the former advisor to CNL Hotels & Resorts, Inc. Prior to joining CNL in 2000, Mr. Verbaas served as Director of Corporate Finance for Stormont Trice Development Corporation, a private hotel development company. Mr. Verbaas also held positions in real estate finance with GE Capital Corporation and Ocwen Financial Corporation where he primarily focused on the financing of lodging properties. Mr. Verbaas received his Master’s Degree in Business Economics from Erasmus University of Rotterdam, The Netherlands.

Mr. Verbaas’ qualifications to serve on our board of directors include his 20 years of experience in the lodging industry and his general expertise in real estate operations. Further, the board of directors also considered how his additional role as our President and Chief Executive Officer would bring management perspective to board deliberations and provide valuable information about the status of our day-to-day operations.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Corporate Governance Profile and Board Leadership Structure

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our board of directors is not classified, with each of our directors subject to election annually;

•	of the eight persons who serve on our board of directors, our board of directors has determined that seven, or 87.5%, satisfy the listing standards for independence of the NYSE;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC;

•	we have opted out of the business combination provisions (provided that the business combination has been approved by the board of directors) and control share acquisition provisions of the MGCL; and

•	we do not have a stockholder rights plan.

Our Corporate Governance Guidelines provide that our board of directors shall select its chairperson and the Company’s chief executive officer in any way it considers in the best interests of the Company. Therefore, the board does not have a policy on whether the role of the chairperson and chief executive officer should be separate or combined. The board has currently determined that it is appropriate to separate these roles, with Marcel Verbaas serving as president and chief executive officer, and Jeffrey Donahue serving as chairman of the board. The board believes this current leadership structure best serves the objectives of the board’s oversight of management, the board’s ability to carry out its roles and responsibilities on behalf of the stockholders, and the Company’s overall corporate governance. The board also believes the current separation of the chairman and chief executive officer roles allows Mr. Verbaas to focus his time and energy on operating and managing the Company, drawing on his historical knowledge of the Company and its portfolio, and also leverages Mr. Donahue’s broad industry experience and perspectives. The board will periodically review the leadership structure to determine whether it continues to best serve the Company and its stockholders.

Because we were a wholly-owned subsidiary of InvenTrust Properties during all of 2014, our then-existing board of directors did not have any committees and did not hold any meetings (instead taking action by unanimous written consent). We expect that, going forward, our directors will stay informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our non-management directors are expected to meet regularly in executive sessions without the presence of any members of management, with our chairman of the board presiding over such sessions. Our directors are expected to make every effort to attend all meetings of the board of directors, meetings of the committees of which they are members and any meeting of stockholders.

Role of our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process as well as strategic risks to the Company. Our board of directors administers this oversight function directly, with support from its three standing committees, the audit committee, the nominating and corporate governance committee and the compensation committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee provides oversight with respect to corporate governance and oversight of ethical conduct and monitors the effectiveness of our corporate governance guidelines. The compensation committee is responsible for overseeing risks related to the Company’s compensation policies and practices.

Board Committees

Our board of directors has established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The principal functions of each committee are briefly described below. These committees comply with the applicable listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, with respect to each of these committees and each of these committees is comprised exclusively of independent directors. Additionally, our board of directors may from time to time establish other committees to facilitate the board’s oversight of management of the business and affairs of our company.

Audit Committee

Messrs. Oklak and Donahue and Ms. Goulet are the members of the audit committee of the board of directors with Mr. Oklak serving as Chair. Our audit committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. Each of the members of the audit committee is independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Exchange Act, and the rules and regulations of the SEC. Each member of the audit committee qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. Our board of directors has determined that each of the members of our audit committee is “financially literate” as that term is defined by the NYSE corporate governance listing standards. The audit committee has oversight responsibilities regarding:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm; and

•	the design and implementation and performance of our internal audit function after it has been established.

The audit committee is also responsible for:

•	appointing, evaluating, compensating, and overseeing an independent registered public accounting firm, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm and reviewing the adequacy of the auditing firm’s internal quality control procedures;

•	preparing the audit committee report required by SEC regulations to be included in our annual report;

•	reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;

•	engagement, evaluation and compensation of the internal auditor;

•	discussing our overall risk assessment and management, including major financial risks; and

•	reviewing and approving any transaction between us and a related person pursuant to our related person transaction policy.

Our board of directors has adopted a written charter for our audit committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Audit Committee Charter”.

Compensation Committee

Messrs. Gartland, Alschuler and Bass are the members of the compensation committee of the board of directors with Mr. Gartland serving as Chair. Each of the members of the compensation committee is independent, as defined by the rules of the NYSE and the rules and regulations of the SEC. The compensation committee is responsible for:

•	annually reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon this evaluation, setting our Chief Executive Officer’s compensation;

•	reviewing and setting or recommending to our board of directors the compensation of our executive officers other than the Chief Executive Officer;

•	reviewing and making recommendations to our board of directors regarding director compensation;

•	reviewing and approving or recommending to our board of directors our incentive compensation and equity-based plans and arrangements;

•	to the extent that we are required to include a Compensation Discussion and Analysis (“CD&A”) in our Annual Report on Form 10-K or annual proxy statement, reviewing and discussing with management our CD&A and considering whether to recommend to our board of directors that our CD&A be included in the appropriate filing;

•	preparing the annual Compensation Committee Report, to the extent we are required to include it in our Annual Report on Form 10-K or annual proxy statement; and

•	overseeing and periodically assessing material risks associated with our compensation structure, policies and programs generally (for all employees, including our executive officers).

The compensation committee may also authorize one or more of our officers to grant equity-based rights or options to officers (other than executive officers) and employees in a manner that is in accordance with applicable law.

In 2014, Xenia was a wholly-owned subsidiary of InvenTrust Properties and its compensation committee was not yet formed. As described below under the heading “Executive Compensation – Compensation Discussion and Analysis – Compensation Programs” a committee of InvenTrust Properties’ board of directors engaged a compensation consultant to assist with determining and recommending the amount and form of Xenia’s executive and director compensation during 2014.

Our board of directors has adopted a written charter for our compensation committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Compensation Committee Charter”.

Nominating and Corporate Governance Committee

Mmes. McCormick and Goulet and Mr. Alschuler are the members of the nominating and corporate governance committee of the board of directors with Ms. McCormick serving as Chair. Each of the members of the nominating and corporate governance committee is independent, as defined by the rules of the NYSE and the rules and regulations of the SEC. The nominating and corporate governance committee is responsible for:

•	identifying individuals qualified to become members of our board of directors and ensuring that our board of directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds, and recommending to the board the nominees for election to the board at annual meetings of stockholders;

•	reviewing the committee structure of the board of directors and recommending directors to serve as members or chairs of each committee of the board of directors;

•	developing and recommending to the board of directors a set of corporate governance guidelines applicable to us and, from time to time, reviewing such guidelines and recommending changes to the board of directors for approval as necessary; and

•	overseeing the annual self-evaluations of the board of directors and management.

Our board of directors has adopted a written charter for our nominating and corporate governance committee, which is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Nominating and Governance Committee Charter”.

Selection of Director Nominees

The nominating and corporate governance committee is responsible for reviewing the qualifications of potential director candidates and recommending to the board of directors those candidates to be nominated for election to the board of directors.

The nominating and corporate governance committee will consider relevant experience, skills and knowledge as well as minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the board of directors. The nominating and corporate governance committee does not have a set policy for considering or weighing diversity in identifying nominees, however it will consider all factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, other board service, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing board of directors. The nominating and corporate governance committee will screen all potential candidates in the same manner, regardless of the source of the recommendation. The review is expected to be based on any written materials provided with respect to potential candidates, and the nominating and corporate governance committee will review the materials to determine the qualifications, experience and background of the candidates. Final candidates are expected to be interviewed by one or more members of the nominating and corporate governance committee. In 2014, Xenia and InvenTrust Properties, Xenia’s former parent, engaged Ferguson Partners to assist with identifying and recruiting director candidates for our board of directors. The nominating and corporate governance committee may retain a search firm in the future to provide similar services.

The nominating and corporate governance committee will consider director candidates recommended by stockholders for our 2016 annual meeting of stockholders. Any such recommendations should be included in a written notice addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of: Xenia Hotels & Resorts, Inc., 200 S. Orange Avenue, Suite 1200, Orlando, Florida 32801, Attention: Corporate Secretary or shareholdercommunications@xeniareit.com. The notice must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and include the information required by the Company’s bylaws for advance notice of stockholder nominees for director. If the shares of our common stock held by the stockholder making the recommendation are held in “street name,” notices should also attach proof of ownership of Xenia common stock as of the date of the notice. At a minimum, candidates recommended for nomination to the board of directors must meet the director independence standards of the NYSE. December 1, 2015 is the deadline established by the nominating and corporate governance committee for submission of potential director nominees for consideration by the nominating and corporate governance committee for nomination at the 2016 annual meeting of stockholders.

Director Independence

Under our Corporate Governance Guidelines, our board of directors will be comprised of a majority of directors who qualify as independent directors under the listing standards of the NYSE. The board of directors is required to make an affirmative determination at least annually as to the independence of each director. Of the eight persons who serve on our board of directors, our board of directors has determined that each of Messrs. Donahue, Oklak, Alschuler, Bass and Gartland and Mmes. McCormick and Goulet, or 87.5% of our directors, satisfy the listing standards for independence of the NYSE.

Corporate Governance Guidelines

Our board of directors has adopted a set of Corporate Governance Guidelines, which are available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Corporate Governance Guidelines”.

Code of Ethics and Business Conduct

Our board of directors has adopted a code of ethics and business conduct that applies to our directors, officers and employees. Among other matters, our code of ethics and business conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of law or the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of ethics and business conduct, including fair process by which to determine violations.

Any waiver of the code of ethics and business conduct for our directors or executive officers must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law and NYSE regulations.

Our code of ethics and business conduct is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Code of Ethics and Business Conduct”.

Stockholder Communications with our Board of Directors

Our board of directors has adopted a policy regarding stockholder communications with our board of directors. Pursuant to this policy, stockholders of the Company may communicate with independent members of the board or the chairman of one of the board committees, including the chairman of executive sessions of non-management directors, by addressing any communications to the intended recipient by name or position in care of: Xenia Hotels & Resorts, Inc., 200 S. Orange Avenue, Suite 1200, Orlando, Florida 32801, Attention: Corporate Secretary or shareholdercommunications@xeniareit.com.

Our policy regarding stockholder communications contains additional information regarding these communications and is available on our website at www.xeniareit.com under the headings “Investor Relations — Corporate Governance — Policy Regarding Stockholder Communications with the Board of Directors”.

Compensation Committee Interlocks and Insider Participation

During the Company’s fiscal year ended December 31, 2014, Xenia was not an independent company, and did not have a Compensation Committee or any other committee serving a similar function. None of the current members of our Compensation Committee is, or has at any time been, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our board of directors or compensation committee.

Compensation of Directors

In 2014, our directors did not receive any compensation for their services as directors.

On November 20, 2014, we adopted a compensation program for our non-employee directors which provides for annual retainer fees and awards of shares of our common stock. The program became effective as of February 4, 2015, the listing date of our common stock. The material terms of the program are described below:

Cash Compensation

Under the program, each non-employee director is entitled to receive an annual cash retainer of $70,000. In addition, committee members and chairpersons, and our Non-Executive Chairman will receive the following additional annual cash retainers (as applicable):

Chair of Audit Committee: $20,000

Chair of Compensation Committee: $17,500

Chair of Nominating and Governance Committee: $15,000

Non-Chair Committee Member: $5,000

Non-Executive Chairman: $105,000

Equity Compensation

In addition to the cash retainers, each non-employee director received an award of shares of our common stock on February 4, 2015, the listing date of our common stock, with a value equal to $75,000. In addition, each non-employee director who is initially elected or appointed following the listing date and each non-employee director who is re-elected at an annual meeting of our stockholders will be granted an award of shares of our common stock on the date of the annual meeting with a value equal to $75,000. Awards granted to directors who are elected or appointed on a date other than an annual meeting date will be pro-rated to reflect the director’s partial year service.

ARTICLE III: EXECUTIVE OFFICERS

The following sets forth information regarding executive officers of the Company.

Name	Age	Position
Executive Officers

Marcel Verbaas	45	Director, President and Chief Executive Officer

Barry A.N. Bloom, Ph.D.	50	Executive Vice President and Chief Operating Officer

Andrew J. Welch	53	Executive Vice President, Chief Financial Officer and Treasurer

Philip A. Wade	38	Senior Vice President and Chief Investment Officer

Biographical information pertaining to Mr. Verbaas, who is both a director and an executive officer of the Company, can be found in the section above entitled “Corporate Governance - Our Board of Directors.”

Barry A.N. Bloom, Ph.D. is our Executive Vice President and Chief Operating Officer. In this role, Mr. Bloom is responsible for direct oversight of the asset management and project management functions as well as a variety of strategic and operational corporate functions of Xenia. Mr. Bloom also served as Chief Operating Officer of Inland American Lodging Advisor, Inc. from July 2013 until March 2014. From July 2011 to June 2013, Mr. Bloom served as an Associate Professor of the Practice in the School of Hospitality Administration at Boston University and from July 2010 to June 2011, Mr. Bloom served as an Instructor in the School of Hospitality Leadership at DePaul University. From 2008 to 2011, Mr. Bloom co-founded and was a Principal of Abacus Lodging Investors LLC, a hotel investment and advisory firm. Prior to pursuing an academic career, Mr. Bloom worked for a variety of leading hotel investment firms, most recently as Executive Vice President of Portfolio Management & Administration with CNL Hotels & Resorts, Inc. from 2003 to 2007, where he was responsible for oversight of the company’s $6.6 billion portfolio. Prior to CNL, he served as Vice President - Investment Management for Hyatt Hotels Corporation from 2000 to 2003. In addition, Mr. Bloom has worked for Tishman Hotel & Realty, VMS Realty Partners, and Pannell Kerr Forster (now PKF Consulting). Mr. Bloom received his Bachelor of Science degree in Hotel and Restaurant Management as well as a Master of Business Administration degree from Cornell University and a Doctor of Philosophy degree in Hospitality Management from Iowa State University.

Andrew J. Welch is our Executive Vice President and Chief Financial Officer and has held this position since June 2014. Additionally, Mr. Welch was appointed Treasurer in August 2014. In these roles, Mr. Welch has overall responsibility for corporate finance, accounting, financial planning and analysis, investor relations and strategic planning. Previously, Mr. Welch was employed by FelCor Lodging Trust from 1998 through December 2013, including as its Executive Vice President and Chief Financial Officer from 2006 through June 2013. Prior to joining FelCor, he served as Vice President and Treasurer of Bristol Hotel Company from 1997 to 1998. Mr. Welch has also held investment banking positions with Bank of America, N.A. and Citibank, N.A. Mr. Welch is currently a member of various professional organizations in the real estate industry including the National Association of Real Estate Investment Trusts and previously served on the Advisory Board of the School of Business at the University of Kansas. Mr. Welch is a graduate of the University of Kansas and holds a Masters of Business Administration from the Cox School of Business at Southern Methodist University.

Philip A. Wade is our Senior Vice President and Chief Investment Officer. Mr. Wade also served until March 2014 as Chief Investment Officer since January 2014, Senior Vice President since January 2011 and Vice President since 2007 of Inland American Lodging Advisor, Inc. and other lodging-focused affiliates of the Inland Real Estate Group of Companies, InvenTrust Properties’ former advisor. Mr. Wade is responsible for our investment activities, and has been involved in all of our hotel acquisitions and dispositions. From 2005 to 2007, Mr. Wade was the Director of Acquisitions & Asset Management for The Procaccianti Group, a real estate investment and management company, where he was responsible for underwriting the company’s hotel acquisitions and asset management of its hotel portfolio. Mr. Wade also was a senior analyst in the acquisitions department of CNL Hotels & Resorts, Inc., from 2002 to 2005, and started his hospitality career as a consultant with PKF Consulting, a hospitality and real estate consulting firm, in 1999. Mr. Wade received his Bachelor of Science degree in Management from the A.B. Freeman School of Business at Tulane University.

ARTICLE IV: EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We have elected to comply with the scaled executive compensation disclosure rules applicable to “smaller reporting companies,” as that term is defined in SEC rules. These rules require disclosure of compensation paid or accrued in 2014 to our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. In addition to these individuals, we are also electing to provide compensation information for our next most highly paid executive officer. We refer to this group collectively as our “named executive officers.” Our named executive officers for 2014 are:

•	Marcel Verbaas, President and Chief Executive Officer;

•	Barry A.N. Bloom, Executive Vice President and Chief Operating Officer;

•	Andrew J. Welch, Executive Vice President, Chief Financial Officer and Treasurer; and

•	Philip A. Wade, Senior Vice President and Chief Investment Officer.

Prior to March 2014, Messrs. Verbaas, Bloom and Wade were employed and compensated by Inland American Business Manager and Advisor, Inc. (the “Business Manager”) or its wholly-owned subsidiary, Inland American Lodging Advisor, Inc. (“Lodging Advisor”). On March 12, 2014, InvenTrust Properties entered into a series of agreements and amendments to existing agreements with affiliates of The Inland Group, Inc. pursuant to which InvenTrust Properties began the process of becoming entirely self-managed (collectively, the “Self-Management Transactions”). Following the Self-Management Transactions in March 2014, Messrs. Verbaas, Bloom and Wade and our other employees ceased to be employed by the Business Manager or the Lodging Advisor and became our employees. Mr. Welch commenced his employment with us after InvenTrust Properties’ transition to self-management. Prior to the Self-Management Transactions, we did not separately compensate our executive officers, nor did we reimburse either the Business Manager or its affiliates for any compensation paid to our executive officers, other than through the business management fees paid to them under InvenTrust Properties’ business management agreement with the Business Manager. However, in order to give economic effect to the Self-Management Transactions as of February 1, 2014, InvenTrust Properties reimbursed the Business Manager and its affiliates for salaries and other compensation paid to our executive officers, including Messrs. Verbaas, Bloom and Wade, for the period from February 1, 2014 through February 28, 2014. Prior to the Self-Management Transactions, we did not have, and our board had not considered, a compensation policy or program for our executive officers, including our named executive officers.

As a wholly-owned subsidiary of InvenTrust Properties in 2014, our compensation committee had not yet been formed. As such, all compensation programs in effect in 2014 were implemented by the board of directors of InvenTrust Properties (or a committee thereof). Following the completion of the Distribution on February 3, 2015, executive compensation decisions have been made by our compensation committee. In addition, during 2015, our compensation committee has undertaken a review and expects to revise certain aspects of the compensation programs that were in effect for our named executive officers during 2014 with the intent to further align our executive compensation programs with interests of our stockholders and to increase the correlation between executive compensation and Company performance. Our compensation committee anticipates that, as a result of such review, certain programs will be modified or replaced.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

Summary Compensation Table for 2014

The following table sets forth certain information with respect to the compensation paid to our named executive officers for the year ended December 31, 2014:

Name and Principal Position	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(5)	Total ($)
Marcel Verbaas	$557,423	$3,000,000	$900,000		$433	$4,457,856
President and Chief Executive Officer
Barry A.N. Bloom	$403,731	$1,740,000	$460,000		$86	$2,603,817
Executive Vice President and Chief Operating Officer
Andrew J. Welch	$235,385	$1,050,000	$205,000	(4)	$51,539	$1,541,924
Executive Vice President, Chief Financial Officer and Treasurer
Philip A. Wade	$251,731	$690,000	$240,000		$1,332	$1,183,063
Senior Vice President and Chief Investment Officer

(1)	Amounts represent base salary compensation earned by our named executive officers for the portion of 2014 during which the executive was employed and compensated by us subsequent to the Self-Management Transactions (March 1, 2014 through December 31, 2014 for Messrs. Verbaas, Bloom and Wade, and June 2, 2014 through December 31, 2014 for Mr. Welch), as well as amounts reimbursed to the Business Manager and its affiliates for salaries paid to Messrs. Verbaas, Bloom and Wade for the period from February 1, 2014 through February 28, 2014.

(2)	Amounts reflect the full grant-date fair value of share unit awards granted under the Xenia Hotels & Resorts, Inc. 2014 Share Unit Plan during 2014, which was calculated by multiplying the applicable number of share units by the per unit value ($10.00) on the date of grant as prescribed by ASC Topic 718. The value of each share unit ($10.00) was determined by reference to the third-party valuation performed for InvenTrust Properties as of December 31, 2013.

(3)	Amounts represent the annual bonus awards earned in 2014 and paid in 2015 under InvenTrust Properties’ annual bonus program for employees of the Company. See “Compensation Discussion and Analysis—Narrative Disclosure to Summary Compensation Table —2014 Bonuses” below for additional information regarding the 2014 bonuses.

(4)	Prorated to reflect Mr. Welch’s June 2, 2014 employment start date.

(5)	The following table sets forth the amount of each other item of compensation, including perquisites, paid to, or on behalf of, our named executive officers in 2014 included in the “All Other Compensation” column. Amounts for each perquisite and each other item of compensation are valued based on the aggregate incremental cost to us, in each case without taking into account the value of any income tax deduction for which we may be eligible.

Name	Company Contributions to 401(k) Plan	Life Insurance Premiums	Relocation Expenses	Total
Marcel Verbaas	$353	$80	—	$433
Barry A.N. Bloom	—	$86	—	$86
Andrew J. Welch	$1,500	$39	$50,000	$51,539
Philip A. Wade	$1,246	$86	—	$1,332

Narrative Disclosure to Summary Compensation Table

2014 Salaries

Our named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each of the executives is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The following table sets forth the annual base salaries for each of our named executive officers in 2014:

Name	2014 Annual Base Salary
Marcel Verbaas	$615,000
Barry A.N. Bloom	$435,000
Andrew J. Welch	$400,000
Philip A. Wade	$275,000

2014 Bonuses

In 2014, our named executive officers participated in an annual bonus program under which each of the executives was eligible to receive an annual cash performance bonus based upon the achievement of certain performance criteria. Target awards for the executives under the annual bonus compensation program were specified in each of their respective employment agreements, with threshold and maximum bonus levels to be determined on an annual basis. The target bonus levels for our named executive officers for 2014 are:

Name	Target Annual Bonus (% of annual base salary)
Marcel Verbaas	125%
Barry A.N. Bloom	90%
Andrew J. Welch	75%
Philip A. Wade	75%

Under the annual bonus compensation program, the 2014 performance goals were: (1) adjusted EBITDA, (2) capital management, and (3) individual performance. Adjusted EBITDA and capital management are non-GAAP financial measures. Adjusted EBITDA is generally defined as net income or loss excluding interest expense, provision for income taxes and depreciation and amortization, adjusted for certain additional items such as hotel property acquisitions and pursuit costs, amortization of share-based compensation (if any), equity investment adjustments, the cumulative effect of changes in accounting principles, impairment of real estate assets, and other costs we believe do not represent recurring operations and are not indicative of the performance of our underlying hotel property entities. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2014 for further information about how we calculate Adjusted EBITDA. Capital management is a measure of actual costs relative to budget for the fiscal year, and timeliness of capital management projects. The weighting of each performance metric for the annual bonus compensation program for each of our named executive officers in 2014 was as follows:

Name	Adjusted EBITDA	Capital Management	Individual Performance
Marcel Verbaas	40%	40%	20%
Barry A.N. Bloom	40%	40%	20%
Andrew J. Welch	50%	30%	20%
Philip A. Wade	50%	30%	20%

Under the 2014 bonus program, with respect to the adjusted EBITDA and capital management goals, 50% of the executive’s bonus target was earned for performance at the threshold level, 100% of the executive’s bonus target was earned for performance at the target level and 150% of the executive’s bonus target was earned for performance at the maximum level (or above). Performance between threshold and target and between target and maximum levels was interpolated on a straight-line basis.

The following table sets forth threshold, target and maximum performance levels for the adjusted EBITDA and capital management goals, each as a percentage of target performance.

	Threshold Goal (as a % of target goal)	Target Goal (as a % of target goal)	Maximum Goal (as a % of target goal)
Adjusted EBITDA	80%	100%	150%
Capital Management*	110%	100%	90%

*	With respect to the capital management component, 50% of this component was based on actual costs relative to budget and 50% was based on a qualitative assessment of the timeliness of capital management projects.

The individual performance bonus component was based on a qualitative assessment of the executive’s individual performance.

The actual annual cash performance bonuses paid to our named executive officers for 2014 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

The Company previously maintained the Xenia Hotels & Resorts, Inc. 2014 Share Unit Plan (the “Share Unit Plan”) in order to enable the Company to attract and retain highly qualified personnel who would contribute to the Company’s success and to provide incentives to participants that were linked directly to increases in the value of the Company. In 2014, our named executive officers were granted the following awards under the Share Unit Plan in the form of “annual share unit” awards and “contingency share unit” awards.

Name	Annual Share Units Awarded (#)	Value of Annual Share Units ($)	Contingency Share Units Awarded (#)	Value of Contingency Share Units ($)
Marcel Verbaas	150,000	$1,500,000	150,000	$1,500,000
Barry A.N. Bloom	87,000	$870,000	87,000	$870,000
Andrew J. Welch	52,500	$525,000	52,500	$525,000
Philip A. Wade	34,500	$345,000	34,500	$345,000

The value of each share unit on the date of grant was $10.00 and was determined by reference to the third-party valuation performed for InvenTrust Properties as of December 31, 2013.

In connection with the sale of the 52 suburban select service hotels (the “Suburban Select Service Portfolio”) and other intercompany transfers and transactions involving the Company that affected the equity value of InvenTrust Properties’ lodging portfolio, on January 20, 2015, the InvenTrust Properties board of directors (or committee thereof) approved, and on January 21, 2015, our board ratified, (i) the accelerated vesting and cash settlement of a portion of the “annual share unit” awards previously granted to the named executive officers under the Share Unit Plan and (ii) an adjustment to the number of share units subject to all share unit awards outstanding under the Share Unit Plan, including those held by the named executive officers. The aggregate amounts paid to Messrs. Verbaas, Bloom, Welch and Wade in connection with the partial acceleration and cash settlement of their annual share unit awards were $330,609, $191,753, $115,713 and $76,040, respectively. Additionally, in connection with the listing of our shares of common stock, the number of share units subject to each share unit award was adjusted effective as of the listing date in order to preserve, immediately following the adjustment, the aggregate value of the award immediately prior to the adjustment, but with each adjusted share unit corresponding to one share of our common stock. The number of unvested share units held by each of the named executive officers following the aforementioned adjustment is as follows:

Name	Annual Share Units (#)	Contingency Share Units (#)
Marcel Verbaas	58,087	73,847
Barry A.N. Bloom	33,690	42,831
Andrew J. Welch	20,330	25,847
Philip A. Wade	13,360	16,985

In connection with our separation from InvenTrust Properties, we adopted the Xenia Hotels & Resorts, Inc., XHR Holding, Inc. and XHR LP 2015 Incentive Award Plan (the “Incentive Award Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of our affiliates and to enable our company and certain of our affiliates to obtain and retain the services of these individuals, which is essential to our long-term success. The Incentive Award Plan became effective on the date prior to the date of our separation from InvenTrust Properties, at which time the Share Unit Plan was terminated. No further grants will be made under the Share Unit Plan.

Other Elements of Compensation

We provide customary employee benefits to our full- and part-time employees, including our named executive officers, including medical and dental benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, and group life insurance.

We also participate in a 401(k) retirement savings plan. Under the 401(k) plan, employees, including our named executive officers, who satisfy certain eligibility requirements may defer a portion of their compensation, within prescribed tax code limits, on a pre-tax basis through contributions to the 401(k) plan. For 2014, we matched 50% of the contributions made by each participant in the 401(k) plan for the first $3,000 of the employee’s contributions. These matching contributions are subject to vesting based on the participant’s years of service.

In 2014, we also paid Mr. Welch a relocation allowance in connection with his relocation to Florida.

Outstanding Equity Awards as of December 31, 2014

The following table shows the number of outstanding share unit awards for each of our named executive officers as of December 31, 2014. As of December 31, 2014, none of our named executive officers held any other outstanding equity incentive plan awards.

Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Marcel Verbaas	9/17/2014	(1)	150,000	$1,500,000
	9/17/2014	(2)	150,000	$1,500,000
Barry A.N. Bloom	9/17/2014	(1)	87,000	$870,000
	9/17/2014	(2)	87,000	$870,000
Andrew J. Welch	9/17/2014	(1)	52,500	$525,000
	9/17/2014	(2)	52,500	$525,000
Philip A. Wade	9/17/2014	(1)	34,500	$345,000
	9/17/2014	(2)	34,500	$345,000

(1)	Represents an award of annual share units. Each annual award will vest on March 12, 2017, subject to the executive’s continued employment.

(2)	Represents an award of contingency share units. Each contingency award will vest in three equal installments on each of the first three anniversaries of the listing date of our common stock, subject to the executive’s continued employment.

(3)	Represents the number of unvested share units as of December 31, 2014. As of December 31, 2014, the value of a share unit did not necessarily correspond to the value of a share of our common stock. In connection with the listing of our shares of common stock, the number of share units subject to each share unit award was adjusted effective as of the listing date in order to preserve, immediately following the adjustment, the aggregate value of the award immediately prior to the adjustment, but with each adjusted share unit corresponding to one share of our common stock.

(4)	Represents the number of share units outstanding as of December 31, 2014 multiplied by $10.00, which is equal to the value of each share unit as of December 31, 2014 as determined by reference to the third-party valuation performed for InvenTrust Properties as of December 31, 2013.

Following December 31, 2014, certain adjustments were made to the number of share units subject to all share unit awards outstanding under the Share Unit Plan, including those held by the named executive officers. Additional information regarding such adjustments can be found above under the heading “Equity Compensation”.

Compensation Programs

In connection with the transition to self-management in 2014, the Self-Management Transaction Committee of InvenTrust Properties’ board of directors retained Exequity LLP, an independent compensation consultant to perform a competitive benchmarking analysis among REITs of similar size and portfolio compositions as InvenTrust Properties’ principal business segments, including the Company. As a result of that analysis, InvenTrust Properties’ board of directors unanimously decided that a new compensation framework was required to retain and recruit the caliber of executive officers and other key employees necessary to carry out InvenTrust Properties’ objectives. InvenTrust Properties’ board of directors, with the assistance of Exequity LLP, designed a market-based compensation program with the intent that it be flexible, attractive to potential employees, manage retention risk, tie compensation to performance and align the interests of InvenTrust Properties’ officers with the interests of its stockholders. In addition to these services, Exequity LLP also advised the compensation committee of InvenTrust Properties’ board regarding the compensation to be paid to members of our board of directors. The Share Unit Plan and employment agreements described below were designed to further the goals of the compensation program. Following the completion of the Distribution on February 3, 2015, executive compensation decisions have been made by our compensation committee. In addition, during 2015, our compensation committee has undertaken a review and expects to revise certain aspects of the compensation programs that were in effect for our named executive officers during 2014 with the intent to further align our executive compensation programs with interests of our stockholders and to increase the correlation between executive compensation and Company performance. The compensation committee anticipates that, as a result of such review, certain programs will be modified or replaced.

Share Unit Plan

On September 17, 2014, the board of directors of InvenTrust Properties adopted, and on September 17, 2014, our board of directors adopted and ratified the Share Unit Plan. The Share Unit Plan, which provides for the grant of notional “share unit” awards to eligible participants, was replaced with the Incentive Award Plan in connection with our separation from InvenTrust Properties. Awards outstanding under the Share Unit Plan at the time of its termination remain outstanding in accordance with their terms, and the terms and conditions of the Share Unit Plan will continue to govern such awards.

Share Unit Awards

On September 17, 2014, the board of directors of InvenTrust Properties approved, and on September 17, 2014, our board of directors ratified and approved, awards under the Share Unit Plan to certain of our executive officers, including our named executive officers, in the form of “annual share unit” awards and “contingency share unit” awards. A description of the material terms of the share unit awards, including vesting conditions, as well as the number of share units awarded to each of our named executive officers, is included under the heading “Employment Agreements” below. The value of each share unit on the date of grant was $10.00 and was determined by reference to the third-party valuation performed for InvenTrust Properties as of December 31, 2013.

In connection with the sale of the Suburban Select Service Portfolio and other intercompany transfers and transactions involving the Company that affected the equity value of InvenTrust Properties’ lodging portfolio, on January 20, 2015 the InvenTrust Properties board of directors (or committee thereof) approved, and on January 21, 2015 our board of directors ratified (i) the accelerated vesting and cash settlement of a portion of the “annual share unit” awards previously granted to the named executive officers under the Share Unit Plan and

(ii) an adjustment to the number of share units subject to all share unit awards outstanding under the Share Unit Plan, including those held by the named executive officers. Additionally, in connection with the listing of our shares of common stock, the number of share units subject to each share unit award was adjusted effective as of the listing date in order to preserve, immediately following the adjustment, the aggregate value of the award immediately prior to the adjustment, but with each adjusted share unit corresponding to one share of our common stock. The aggregate amounts paid to Messrs. Verbaas, Bloom, Welch and Wade in connection with the partial acceleration and cash settlement of their annual share unit awards and the number of share units held by each of the named executive officers following the aforementioned adjustments are described above under the heading “Equity Compensation”.

Employment Agreements

On July 1, 2014, Xenia Hotels & Resorts, Inc. and XHR Management, LLC, each a wholly-owned subsidiary of InvenTrust Properties at the time, entered into an Executive Employment Agreement with each of our named executive officers (collectively, the “Employment Agreements”).

Pursuant to the Employment Agreements, our named executive officers serve in the following positions at the Company and were entitled to the following annual base salaries in 2014: Mr. Verbaas – President and Chief Executive Officer ($615,000 annual base salary); Mr. Bloom – Executive Vice President and Chief Operating Officer ($435,000 annual base salary); Mr. Welch – Executive Vice President and Chief Financial Officer ($400,000 annual base salary); and Mr. Wade – Senior Vice President and Chief Investment Officer ($275,000 annual base salary). Such positions and annual base salaries, other than for Mr. Welch, were effective as of February 1, 2014, which effective date coincides with when InvenTrust Properties became responsible for our named executive officers’ compensation in connection with its transition to self-management. Mr. Welch’s position and base salary were effective as of June 1, 2014.

Each of our named executive officers will be eligible to receive an annual cash performance bonus based upon the achievement of performance criteria mutually agreed upon by the executive and our board of directors. The target award for Messrs. Verbaas, Bloom, Welch, and Wade will be no less than 125%, 90%, 75%, and 75% of such executive’s annual base salary, respectively, with the threshold and maximum bonus levels to be determined on an annual basis.

The Employment Agreements provide that each of our named executive officers will be granted an annual award of notional share units of the Company. Initial awards for 2014 were granted in the following amounts on September 17, 2014: Mr. Verbaas – 150,000 share units (valued at $1,500,000); Mr. Bloom – 87,000 share units (valued at $870,000); Mr. Welch – 52,500 share units (valued at $525,000); and Mr. Wade – 34,500 share units (valued at $345,000). Subsequent annual awards will be made no later than March 15 of the applicable year and will have an aggregate value equal to no less than the following percentage of the executive’s then-current annual base salary: Mr. Verbaas – 244%; Mr. Bloom – 200%; Mr. Welch – 131%; and Mr. Wade – 125%. Each annual award will vest and settle on the third anniversary of the vesting commencement date, subject to the executive’s continued employment through the applicable settlement date.

Because the listing of our common stock on the NYSE on February 4, 2015 constituted a “listing event” under the Employment Agreements, the annual award will be settled in shares of our common stock. If the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each, as defined in the applicable Employment Agreement), in either case, the unvested portion of the annual award will vest in full and be settled on the date of such termination or resignation.

In addition to the annual awards, each of our named executive officers was granted a one-time award of notional share units of the Company on September 17, 2014 (each, a “contingency award”). The awards consist of the following: Mr. Verbaas – 150,000 share units (valued at $1,500,000); Mr. Bloom – 87,000 share units (valued at $870,000); Mr. Welch – 52,500 share units (valued at $525,000); and Mr. Wade – 34,500 share units (valued at $345,000).

Because the listing of our common stock on the NYSE on February 4, 2015 constituted a “listing event” under the Employment Agreements, the contingency awards will vest and settle in three equal installments on each of the first three anniversaries of February 4, 2015, the date on which our common stock was first listed on the NYSE, subject to the executive’s continued employment through the vesting date. The awards will be settled in shares in the same manner described above with respect to the annual awards, and will be subject to the same accelerated vesting conditions described above in the event of a termination without “cause” or for “good reason”. In addition, each of these contingency awards and the annual awards described above will accrue dividend equivalents until settled in an amount equal to the amount of the dividend that would have been paid on the number of shares of common stock of the Company that would have been held by the executive as of the close of business on the dividend record date had such awarded share units been converted on such date into the number of shares of common stock that could have been purchased at the closing price on the dividend payment date for an amount equal to the fair market value of such share units.

Under the Employment Agreements, if the executive’s employment is terminated by us without “cause” or by the executive for “good reason”, the Executive will be entitled to the following severance payments and benefits:

•	payment in an amount equal to a multiple of the sum of the executive’s annual base salary and target bonus for the year in which the termination occurs, payable in equal installments over a period of 12 months commencing within 60 days following the executive’s termination date (except as described below); and

•	reimbursement by us of premiums for healthcare continuation coverage under COBRA for the executive and his dependents for up to 18 months after the termination date.

The cash severance multiple for each of our named executive officers is as follows: Mr. Verbaas – 2x; Mr. Bloom – 1.5x; Mr. Welch – 2x; and Mr. Wade – 1.5x. The executive’s right to receive the severance or other benefits described above will be subject to the executive signing, delivering and not revoking a general release agreement in a form generally used by us.

The Employment Agreements also contain a confidentiality covenant by the executive that extends indefinitely, a noncompetition covenant that extends during the executive’s employment and for a period of one year following the executive’s termination, and an employee and independent contractor nonsolicitation covenant that extends during the executive’s employment and for a period of three years following the executive’s termination. Each Employment Agreement also includes a mutual non-disparagement covenant by the executive and us.

The Employment Agreement for Mr. Verbaas also provides for the termination of Mr. Verbaas’ previous employment agreement with the Business Manager, which employment agreement we assumed as part of our transition to self-management.

ARTICLE V: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our audit committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our charter or bylaws or otherwise. However, the board of directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the audit committee will take the results of the stockholder vote regarding KPMG’s appointment into consideration in future deliberations. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Xenia.

Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Pursuant to the audit committee charter, the audit committee, or the chair of the audit committee, shall pre-approve any audit and non-audit service provided to the Company by the independent auditor, unless the engagement is entered into pursuant to appropriate preapproval policies established by the audit committee or if such service falls within available exceptions under SEC rules or NYSE listing rules.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Xenia Hotels & Resorts, Inc. for the fiscal year ended December 31, 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

Prior to the Distribution on February 3, 2015 we were a wholly-owned subsidiary of InvenTrust Properties. KPMG LLP has audited our financial statements since the Distribution, and audited InvenTrust Properties’ financial statements during both 2013 and 2014.

In addition, KPMG LLP also provided the following services in connection with the Spin-Off: the audit of our annual financial statements and the financial statements of our subsidiary that were included in our registration statement on Form 10, initially filed with the SEC on August 11, 2014 and subsequently amended (the “Form 10 Registration Statement”); limited review of unaudited quarterly financial information and unaudited pro forma financial information that was included in the Form 10 Registration Statement; review and consultation regarding filings with the SEC, including the Form 10 Registration Statement; and consultation on other financial and tax accounting and reporting matters. The table below sets forth the fees billed by KPMG LLP for services provided in 2014 in connection with the Spin-Off. Pursuant to the Separation and Distribution Agreement with InvenTrust Properties, which is further described below under the heading Certain Relationships and Related Party Transactions – Agreements with InvenTrust Properties, Xenia is responsible for paying all costs and expenses incurred in connection with the Spin-Off, including those set forth in the table below, a portion of which was paid by InvenTrust Properties to KPMG LLP and reimbursed by Xenia to InvenTrust Properties.

Audit Fees (1)	$1,858,000
Audit-Related Fees (2)	$30,000
Tax Fees (3)	$395,400
All Other Fees	-
Total	$2,283,400

The following are footnotes to the above table, in accordance with SEC definitions:

(1)	Audit fees consist of the review of the Form 10 Registration Statement, audits of significant acquirees of the Company under Rule 3-05 of Regulation S-X (17 C.F.R. part 210), and the audits of the 2011-2014 combined consolidated financial statements of the Company.

(2)	Audit-related fees consist of agreed-upon procedures services for one property.

(3)	Tax fees are comprised of tax compliance and consulting fees.

ARTICLE VI: REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee of the board of directors of Xenia Hotels & Resorts, Inc. (the “Company”) assists the board of directors in its oversight of the integrity of the Company’s financial statements. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described in the section of the Company’s proxy statement for the 2015 annual meeting of stockholders titled “Audit Committee,” the audit committee has performed the following:

•	Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, reviewed and discussed with management and KPMG LLP (“KPMG”) the Company’s audited combined consolidated financial statements.

•	Discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), as adopted in Auditing Standard No. 16 (Communications with Audit Committees), and any other matters required to be communicated to the committee by KPMG under auditing standards established from time to time by the PCAOB or SEC rules and regulations.

•	Evaluated KPMG’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence and discussions with KPMG regarding its independence.

Based on the reviews and discussions with management and KPMG cited above, including the review of KPMG’s disclosures and letter to the audit committee and review of the representations of management and the reports of KPMG, the audit committee recommended to the board of directors that the Company’s audited combined consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Submitted by the members of the Audit Committee of the Board of Directors.

Audit Committee of the Board of Directors

Dennis D. Oklak, Chairman

Jeffrey H. Donahue

Beverly K. Goulet

[1]	This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Xenia filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ARTICLE VII: STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of April 10, 2015, by (i) each person who we believe is a beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, nominees and named executive officers, and (iii) all directors, nominees and executive officers as a group.

As of April 10, 2015, we had an aggregate of 111,664,640 shares of common stock outstanding.

Unless otherwise indicated, the address of each named person is c/o Xenia Hotels & Resorts, Inc., 200 S. Orange Avenue, Suite 1200, Orlando, Florida, 32801. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities, and no shares beneficially owned by any director, nominee or executive officer have been pledged as security.

Beneficial Owner	Number of Shares	% of Shares Outstanding(1)
5% or greater stockholders:
InvenTrust Properties Corp. (2)	5,669,893	5.08%
Directors, Director Nominees and Named Executive Officers:
Marcel Verbaas (3)	146	*
Barry A.N. Bloom (4)	146	*
Andrew J. Welch (5)	146	*
Philip A. Wade (6)	—	*
Jeffrey H. Donahue	3,650	*
John H. Alschuler	3,650	*
Keith E. Bass	3,650	*
Thomas M. Gartland	3,650	*
Beverly K. Goulet	3,650	*
Mary E. McCormick	3,650	*
Dennis D. Oklak	3,650	*
All Executive Officers and Directors as a Group (11 persons)	25,988	*

*	Indicates less than 1%

(1)	Based on 111,664,640 shares of our common stock outstanding as of April 10, 2015.

(2)	The address of InvenTrust Properties Corp. is 2809 Butterfield Road, Oak Brook, Illinois 60523.

(3)	In addition to the shares listed in the table above, Mr. Verbaas holds 58,087 annual share units, which vest and become payable on March 12, 2017, and 73,847 contingent share units, which vest and become payable in three equal annual installments beginning on February 4, 2016, subject to Mr. Verbaas’s continued employment through the applicable vesting date.

(4)	In addition to the shares listed in the table above, Mr. Bloom holds 33,690 annual share units, which vest and become payable on March 12, 2017, and 42,831 contingent share units, which vest and become payable in three equal annual installments beginning on February 4, 2016, subject to Mr. Bloom’s continued employment through the applicable vesting date.

(5)	In addition to the shares listed in the table above, Mr. Welch holds 20,330 annual share units, which vest and become payable on March 12, 2017, and 25,847 contingent share units, which vest and become payable in three equal annual installments beginning on February 4, 2016 subject to Mr. Welch’s continued employment through the applicable vesting date.

(6)	In addition to the shares listed in the table above, Mr. Wade holds 13,360 annual share units, which vest and become payable on March 12, 2017, and 16,985 contingent share units, which vest and become payable in three equal annual installments beginning on February 4, 2016, subject to Mr. Wade’s continued employment through the applicable vesting date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and rules of the SEC thereunder, require our directors, officers and persons who own more than 10% of our common stock to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Because we were a wholly-owned subsidiary of InvenTrust Properties during the entire year, there were no persons subject to Section 16(a) in connection with our common stock during 2014, our most recent fiscal year.

ARTICLE VIII: CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements with InvenTrust Properties

In connection with and in order to effectuate our separation from InvenTrust Properties and the Distribution, we and InvenTrust Properties entered into a Separation and Distribution Agreement, a Transition Services Agreement, an Employee Matters Agreement and an Indemnity Agreement (each as defined and further described below).

Separation and Distribution Agreement

On January 20, 2015, Xenia and InvenTrust Properties entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) to effect the separation and provide for the allocation between us and InvenTrust Properties of InvenTrust Properties’ assets, liabilities and obligations attributable to periods prior to, at and after the separation. This agreement also governs certain relationships between us and InvenTrust Properties after the separation.

Pursuant to the Separation and Distribution Agreement, the assets and liabilities relating to the “Xenia Business”, which consists of the business, operations and activities relating primarily to the 46 premium full service, lifestyle and urban upscale hotels and a majority interest in two hotels under development (the “Xenia Portfolio”) and any other hotels previously owned by Xenia or InvenTrust Properties prior to the separation, other than the Suburban Select Service Portfolio, have been assigned to and assumed by Xenia. All other assets and liabilities relating to the business and operations of InvenTrust Properties and its subsidiaries prior to the separation, including the Suburban Select Service Portfolio, have been retained by InvenTrust Properties.

Notwithstanding the foregoing, Xenia has agreed to assume the first $8 million of liabilities (including any related fees and expenses) incurred following the Distribution relating to, arising out of or resulting from the ownership, operation or sale of the Suburban Select Service Portfolio and that relate to, arise out of or result from a claim or demand that is made against Xenia or InvenTrust Properties by any person who is not a party or an affiliate of a party to the Separation and Distribution Agreement, other than liabilities arising from the breach or alleged breach by InvenTrust Properties of certain fundamental representations made by InvenTrust Properties to the third party purchasers of the Suburban Select Service Portfolio. We have also agreed to assume and indemnify InvenTrust Properties for certain tax liabilities attributable to the Suburban Select Service Portfolio. As part of our working capital at the time of the Distribution, InvenTrust Properties left us with cash estimated to be sufficient to satisfy such tax obligations.

The Separation and Distribution Agreement also governs the rights and obligations of the parties regarding the Distribution, which occurred on February 3, 2015, as described above.

The Separation and Distribution Agreement also provides that Xenia and its affiliates will release and discharge InvenTrust Properties and its affiliates from all liabilities existing or alleged to have existed at or before the separation, other than certain specified matters, including (i) liabilities expressly assumed by InvenTrust Properties in the Separation and Distribution Agreement, Transition Services Agreement, Employee Matters Agreement and Indemnity Agreement and (ii) liabilities arising pursuant to indemnification or contribution obligations set forth in such agreements. Similarly, the Separation and Distribution Agreement also provides that InvenTrust Properties and its affiliates will release and discharge Xenia and its affiliates from all liabilities existing or alleged to have existed at or before the separation, other than certain specified matters, including (i) liabilities expressly assumed by InvenTrust Properties in the Separation and Distribution Agreement, Transition Services Agreement, Employee Matters Agreement and Indemnity Agreement and (ii) liabilities arising pursuant to indemnification or contribution obligations set forth in such agreements. These releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation, which agreements include, but are not limited to, the Separation and Distribution Agreement, Transition Services Agreement, Employee Matters Agreement, and certain other agreements executed in connection with the separation.

Pursuant to the Separation and Distribution Agreement, Xenia has agreed to indemnify, defend and hold harmless InvenTrust Properties and its affiliates and each of their respective current or former stockholders, directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns from and against all liabilities relating to, arising out of or resulting from (i) the liabilities assumed by Xenia in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement, (ii) any breach by Xenia or any of its subsidiaries of the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement and (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in Xenia’s registration statement on Form 10, other than specified information relating to and provided by InvenTrust Properties (the “Specified InvenTrust Properties Information”). Similarly, InvenTrust Properties has agreed to indemnify, defend and hold harmless Xenia and its affiliates and each of their respective current or former stockholders, directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns from and against all liabilities relating to, arising out of or resulting from (i) the liabilities assumed by InvenTrust Properties in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement, (ii) any breach by InvenTrust Properties or any of its subsidiaries of the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement and (iii) the Specified InvenTrust Properties Information. InvenTrust Properties and Xenia will not be deemed to be affiliates of the other for purposes for purposes of determining the above described indemnification obligations.

Xenia has also agreed to indemnify InvenTrust Properties against all taxes related to us, our subsidiaries (including taxes of our subsidiaries attributable to the Suburban Select Service Portfolio), our business and our assets, including taxes attributable to periods prior to the separation and Distribution and certain taxes that may be imposed on InvenTrust Properties as a result of transactions with our taxable REIT subsidiaries or their lessees that were not conducted on an arm’s-length basis. InvenTrust Properties has agreed to indemnify us for any taxes attributable to InvenTrust Properties’ failure to qualify as a REIT, unless such failure was wholly or primarily attributable to us, our subsidiaries, our business, or our assets. InvenTrust Properties has also agreed to make a section 336(e) election with respect to the separation and Distribution if we determine that such an election should be made.

In addition, to the extent directed by InvenTrust Properties in its discretion, at or prior to the separation, Xenia distributed to InvenTrust Properties all cash held by Xenia or any of its subsidiaries, other than (i) the amount of the capital contribution from InvenTrust Properties of $125.0 million and an additional $16.0 million capital contribution, and (ii) the following amounts, which the parties agreed may be, or be based upon, estimates, and shall be calculated by InvenTrust Properties in its sole discretion based on information available to it prior to the separation: (A) a minimum of $50 million of unrestricted cash, (B) cash held in restricted escrows and lodging furniture, fixtures and equipment reserves (provided, that certain amounts of such reserves shall be distributed following the separation to the extent required by the Separation and Distribution Agreement), (C) sufficient funds to pay the fees and expenses related to the separation as provided for in the Separation and Distribution Agreement, to the extent that any such fees and expenses were not reimbursed at or prior to the separation, and (D) sufficient funds to pay the reasonably anticipated taxes (after taking into account any actual and estimated tax payments made) (x) attributable to the separation for which Xenia is liable pursuant to the Separation and Distribution Agreement, (y) incurred by Xenia and its subsidiaries as a result of distributions of cash or properties by such entities prior to the separation, and (z) attributable to the operations of Xenia, the Xenia subsidiaries, the Xenia Business and the Xenia assets for the period prior to the separation for which Xenia is liable for pursuant to the Separation and Distribution Agreement. Xenia and InvenTrust Properties have agreed that the amounts described in the foregoing clauses (A), (B), (C) and (D) were to be based upon information available prior to the separation, which may include estimated amounts, and determined by InvenTrust Properties in its sole discretion, and that nothing in Separation and Distribution Agreement shall obligate either Xenia or InvenTrust Properties to pay any amounts to the other following the separation, even if such amounts, or estimates upon which such amounts are based, are later determined to be incorrect.

In addition, Xenia and InvenTrust Properties have agreed not to solicit or hire the employees of the other for a period of one year following the separation. Otherwise, the parties have explicitly agreed that there will be no restrictions on post-closing competitive activities. Other matters governed by the Separation and Distribution Agreement include access to financial and other information, confidentiality, access to and provision of records and general litigation support.

In the event of any dispute arising out of the Separation and Distribution Agreement, Transition Services Agreement or Employee Matters Agreement, InvenTrust Properties and Xenia have agreed to negotiate in good faith for 30 days to resolve such dispute. If InvenTrust Properties and Xenia are unable to resolve disputes in this manner within 30 days, the disputes will be resolved through binding arbitration.

The foregoing is a summary of the material terms of the Separation and Distribution Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the Separation and Distribution Agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Transition Services Agreement

On February 3, 2015, Xenia and InvenTrust Properties entered into a Transition Services Agreement (the “Transition Services Agreement”) pursuant to which InvenTrust Properties and its subsidiaries are providing to Xenia, on an interim, transitional basis, certain legal, information technology, and financial reporting services and other assistance that is consistent with the services provided by InvenTrust Properties to Xenia before the separation or that is designed to provide temporary assistance while Xenia develops its own stand-alone systems and processes and transitions historical information and processes from InvenTrust Properties to Xenia. The charges for the transition services generally are intended to allow InvenTrust Properties to fully recover the costs directly associated with providing the services, plus all out-of-pocket costs and expenses. The fee for each of the transition services are based on a pre-determined monthly amount for each service.

The Transition Services Agreement will terminate on the earlier of March 31, 2016 or the termination of the last service provided under it. Xenia can terminate particular services prior to the scheduled expiration date on at least thirty days’ written notice, and except in limited circumstances set forth therein, services can only be terminated at a month-end. Due to interdependencies between services, certain services may be extended or terminated early only if other services are likewise extended or terminated.

The liability of InvenTrust Properties under the Transition Services Agreement is limited to the aggregate fees it receives pursuant to the Transition Services Agreement. The Transition Services Agreement also provides that Xenia shall indemnify, defend and hold harmless InvenTrust Properties from and against all losses arising from, relating to or in connection with the use of any services by Xenia or its affiliates, except to the extent such losses arise from, relate to or are a consequence of InvenTrust Properties’ recklessness or willful misconduct.

We expect that the total amount that will be paid to InvenTrust Properties pursuant to the Transition Services Agreement, assuming that the agreement is not amended, will be between $500,000 and $800,000 for the first twelve months following the separation.

The foregoing is a summary of the material terms of the Transition Services Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the Transition Services Agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Employee Matters Agreement

On February 3, 2015, Xenia and InvenTrust Properties entered into an Employee Matters Agreement (the “Employee Matters Agreement”) in connection with the separation and Distribution for the purpose of allocating between them certain assets, liabilities and responsibilities with respect to employee-related matters.

The Employee Matters Agreement governs InvenTrust Properties’ and Xenia’s compensation and employee benefit obligations relating to current and former employees of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and arrangements. The Employee Matters Agreement generally provides that, prior to or in connection with the separation, Xenia employees will cease to participate in employee benefit plans and programs maintained by InvenTrust Properties, and from and after the separation, will participate in plans and programs maintained by Xenia for the benefit of its employees. In addition, the Employee Matters Agreement provides that, unless otherwise specified, InvenTrust Properties will be responsible for liabilities associated with employees who are employed by InvenTrust Properties following the separation and former InvenTrust Properties employees, and Xenia will be responsible for liabilities associated with employees who are employed by Xenia following the separation and former Xenia employees.

The Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the assignment of employees as between InvenTrust Properties and Xenia, COBRA and disability coverage obligations, workers’ compensation, accrued paid time off, employee service credit, and the sharing of employee information. The agreement specifically provides that each of InvenTrust Properties and Xenia are responsible for liabilities for awards under their respective share unit plans, except that InvenTrust Properties is liable for awards granted to InvenTrust Properties employees under the Xenia share unit plan prior to the separation. The parties agreed that accounts in InvenTrust Properties’ 401(k) plan attributable to Xenia employees and former Xenia employees and all of the related assets in InvenTrust Properties’ 401(k) plan would be transferred to Xenia’s 401(k) plan as soon as practicable following the separation.

The foregoing is a summary of the material terms of the Employee Matters Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the Employee Matters Agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Indemnity Agreement

In connection with our separation from InvenTrust Properties, we have entered into an Indemnity Agreement (the “Indemnity Agreement”) with InvenTrust Properties pursuant to which InvenTrust Properties has agreed, to the fullest extent allowed by law or government regulation, to absolutely, irrevocably and unconditionally indemnify, defend and hold harmless Xenia and its subsidiaries, directors, officers, agents, representatives and employees (in each case, in such person’s respective capacity as such) and their respective heirs, executors, administrators, successors and assigns from and against all losses, including but not limited to “actions” (as defined in the Indemnity Agreement), arising from:

•	the non-public, formal, fact-finding investigation by the SEC as described in InvenTrust Properties’ public filings with the SEC (the “SEC Investigation”);

•	the three related demands (including the Derivative Lawsuit described below) received by InvenTrust Properties (“Derivative Demands”) from stockholders to conduct investigations regarding claims similar to the matters that are subject to the SEC Investigation and as described in InvenTrust Properties’ public filings with the SEC;

•	the derivative lawsuit filed on March 21, 2013 on behalf of InvenTrust Properties by counsel for stockholders who made the first Derivative Demand (the “Derivative Lawsuit”); and

•	the investigation by the special litigation committee formed by the independent directors of the board of directors of InvenTrust Properties;

in each case, regardless of when or where the loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, and regardless of whether such loss, claim, accident, occurrence, event or happening giving rise to the loss existed prior to, on or after the separation or relates to, arises out of or results from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, on or after the separation.

While InvenTrust Properties has indicated that, to the best of its knowledge, it does not presently anticipate the Company or the Company’s subsidiaries, directors, officers, agents, representatives and employees to be made a party to any actions related to the above matters, in connection with the separation of the Company from InvenTrust Properties, InvenTrust Properties has determined that it is in the best interests of InvenTrust Properties to enter into the Indemnity Agreement.

The SEC notified InvenTrust Properties on March 24, 2015 that it had concluded the SEC Investigation and that, based on the information received to date, it did not intend to recommend any enforcement action against InvenTrust Properties.

The foregoing is a summary of the material terms of the Indemnity Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the Indemnity Agreement, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Related Party Transactions No Longer In Effect

Prior to InvenTrust Properties’ Self-Management Transactions in March 2014, an affiliate of The Inland American Real Estate Group of Companies, Inc., InvenTrust Properties’ sponsor, or one of its affiliates, employed all of our employees and provided us with asset management, project management, acquisition and back-office services. In consideration for such services, our payments for the year ended December 31, 2014 totaled approximately $1.5 million in business management fees, which were based on the proportionate share of average invested assets.

Statement of Policy Regarding Transactions with Related Persons

Our board of directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that management present to the audit committee any proposed “related person transaction” (defined as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K)) had, has or will have a direct or indirect interest), including all relevant facts and circumstances relating thereto. The audit committee will review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. Any related person transaction shall be consummated and shall continue only if the audit committee has approved or ratified such transaction in accordance with Section 2-419 of the MGCL (if applicable), or any successor provision thereto, the Company’s charter and bylaws and the guidelines set forth in the related person policy.

Because the Company was a wholly-owned subsidiary of InvenTrust Properties at the time that the agreements described above under the heading “Certain Relationships and Related Party Transactions – Agreements with InvenTrust Properties” were entered into, our audit committee was not yet formed and this policy was not yet in effect.

ARTICLE IX: MISCELLANEOUS

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

This proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2014, are available free of charge at www.proxyvote.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Xenia Hotels & Resorts, Inc., Attention: Vice President–Finance, 200 S. Orange Avenue, Suite 1200, Orlando, Florida 32801 (phone: 407-317-6950). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.xeniareit.com.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders to vote the shares represented by all valid proxies in accordance with their discretion on such matters.

By Order of the Board of Directors

Marcel Verbaas

President and Chief Executive Officer

Orlando, Florida

April 24, 2015

XENIA HOTELS & RESORTS, INC.

200 SOUTH ORANGE AVE.

SUITE 1200

ORLANDO, FL 32801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89930-P65752	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XENIA HOTELS & RESORTS, INC.		For	Withhold	For All
The Board of Directors recommends you vote FOR each of the following:		All	All	Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors		☐	☐	☐

Nominees:
01) Jeffrey H. Donahue 02) John H. Alschuler 03) Keith E. Bass 04) Thomas M. Gartland	05) Beverly K. Goulet 06) Mary E. McCormick 07) Dennis D. Oklak 08) Marcel Verbaas

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2. Ratification of the Appointment of KPMG LLP as Xenia Hotels & Resorts, Inc.’s Independent Registered Public Accounting Firm for Fiscal Year 2015.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M89931-P65752

XENIA HOTELS & RESORTS, INC.

Annual Meeting of Stockholders

June 4, 2015

This proxy is solicited by the Board of Directors

The undersigned hereby revokes all prior proxies and appoints Marcel Verbaas and Andrew J. Welch, and each of them, with full power of substitution, as proxies and attorneys-in-fact to represent the undersigned and to vote all shares of Xenia Hotels & Resorts, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on Thursday, June 4, 2015 at 10:00 a.m., local time, at the Alexis & Jim Pugh Theater at the Dr. Phillips Center for the Performing Arts located at 445 S. Magnolia Avenue, Orlando, Florida 32801, as directed with respect to each of the proposals shown on the reverse side and in their discretion (1) with respect to any other matters which may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof and (2) for the election of such other candidate or candidates as may be nominated by the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve. The undersigned hereby acknowledges receipt of the notice of the Annual Meeting of Stockholders and accompanying Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed but no such direction is made, this proxy will be voted “FOR” each director nominee in Proposal 1 and “FOR” Proposal 2.

Continued and to be signed on reverse side